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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

January 28, 2016

Re:	Baron Select Funds—Registration on Form N-1A—PEA No. 41

Baron Select Funds

767 Fifth Avenue

New York, New York 10153

Ladies and Gentlemen:

We have acted as special counsel to Baron Select Funds (the “Trust”), a statutory trust created under the Delaware Statutory Trust Act, of Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A (“Registration Statement”) relating to the issuance and sale by the Trust of an indefinite number of authorized Retail Class, the Institutional Class and the Class R6 shares of beneficial interest (the “Shares”) of the Baron Partners Fund, the Baron Focused Growth Fund, the Baron International Growth Fund, the Baron Real Estate Fund, the Baron Emerging Markets Fund, the Baron Energy and Resources Fund and the Baron Global Advantage Fund (each a “Fund” and jointly the “Funds”), each a series of the Trust, under the Securities Act of 1933, as amended (the “1933 Act”), and under the Investment Company Act of 1940, as amended (the “1940 Act”).

You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement. In connection with the furnishing of this opinion, we have examined the following documents:

(a) A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b) A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust dated April 30, 2003 filed with the Secretary of State (the “Certificate of Trust”);

(c) A certificate executed by the President of the Trust, certifying as to, and attaching copies of, the Trust’s Agreement and Declaration of Trust (the “Declaration”), the Trust’s By-Laws, and the resolutions adopted by the Trustees of the Trust authorizing the issuance of the Shares of the Funds (the “Resolutions”); and

(d) Portions of a printer’s proof of the Registration Statement received on January 25, 2016.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form

Baron Select Funds
New York, New York 10153	2	January 28, 2016

and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Commission will be in substantially the form of the proof referred to in paragraph (d) above. We have also assumed for the purposes of this opinion that the Certificate of Trust, the Declaration, By-Laws and the Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and certificates of public officials and officers of the Borrowers and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Trust that we reviewed were and are accurate and (vi) all representations made by the Trust as to matters of fact in the documents that we reviewed were and are accurate. Without limitation of the foregoing, we have relied as to certain questions of fact upon the certificate of the President of each of the Funds, dated January 27, 2016.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws or “blue sky” laws of the State of Delaware or other States. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with the 1940 Act, or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We have assumed the following for purposes of this opinion:

1. The Shares will be issued in accordance with the Trust’s Declaration and By-laws, each as amended to date, and resolutions of the Trust’s Board of Trustees relating to the creation, authorization, issuance and sale of the Shares.

2. The Shares will be issued against payment therefor as described in the Prospectus and the Statement of Additional Information relating thereto included in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement becomes effective under the Investment Company Act and Securities Act, the Shares will, when sold in accordance with the Declaration and the Registration Statement, be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust and we further consent to reference in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the

Baron Select Funds
New York, New York 10153	3	January 28, 2016

Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Davis Polk & Wardwell LLP